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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 17, 2005

                              Island Pacific, Inc.
                     (formerly known as SVI Solutions, Inc.)
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        0-23049                                            33-0896617
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(Commission File Number)                       (IRS Employer Identification No.)


19800 MacArthur Boulevard, Suite 1200, Irvine, California              92612
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(Address of Principal Executive Offices)                            (Zip Code)

                                 (949) 476-2212
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.02(a)(1) AND (b)

         On May 17, 2005, Corinne Bertrand resigned as the Chief Financial Officer of Island Pacific, Inc. (the "Company") and on May 18, 2005, Michael Tomczak resigned as a director of the Company. Both Ms. Bertrand and Mr. Tomczak have asserted that their resignations are the result of disagreements with the Company's board of directors (the "Board") regarding the scope and manner of the Board's current internal review and investigation of revenue recognition for certain transactions during its 2003, 2004 and 2005 fiscal years, which review and investigation were previously disclosed in the Company's Form 8-K filed on April 20, 2005. Mr. Tomczak's resignation letter is attached as exhibit 17.1. The Board disagrees with Ms. Bertrand's and Mr. Tomczak's position and characterization of the Board's continuing review and investigation. The Company has retained independent counsel and a forensic accountant selected by Mr. Tomczak and Ms. Bertrand to conduct the review. The Board believes that such review is, and will be, thorough, extensive and complete. Once the review is complete, which the Company currently anticipates should be within 30 days, the Company's Board will make a determination regarding whether any of the Company's filings relating to the fiscal years ended 2003, 2004 and 2005 need to be restated. Mr. Tomczak previously stated that his resignation was due to a conflict of interest arising from the Company's continuing negotiations with Multi-Channel Holdings, Inc.


EXHIBIT INDEX

Exhibit No.       Description
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17.1              Letter of Resignation of Michael Tomczak, dated May 18, 2005


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              Island Pacific, Inc.

Date: May 23, 2005                            By: /s/ Barry Schechter
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                                                  Name: Barry Schechter
                                                  Title: Chief Executive Officer